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                                                                   EXHIBIT 10.27

                             FORM OF PROMISSORY NOTE

NEITHER THIS PROMISSORY NOTE NOR THE SHARES ISSUABLE UPON CONVERSION OF THIS PROMISSORY NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND THIS PROMISSORY NOTE CANNOT BE SOLD OR TRANSFERRED, AND THE SHARES ISSUABLE UPON CONVERSION OF OR THIS PROMISSORY NOTE CANNOT BE SOLD OR TRANSFERRED, UNLESS AND UNTIL THEY ARE SO REGISTERED OR UPON RECEIPT OF AN OPINION OF COUNSEL, SATISFACTORY TO THE MAKER, THAT SUCH REGISTRATION IS NOT THEN REQUIRED UNDER THE CIRCUMSTANCES OF SUCH SALE OR TRANSFER.

               UNSECURED CONVERTIBLE SUBORDINATED PROMISSORY NOTE

                                                            _____________, Texas
$[____________]                                            _______________, 1998

         FOR VALUE RECEIVED, NATIONSRENT, INC., a Delaware corporation ("Maker"), promises to pay to [_____________], an individual resident in the State of Texas ("Payee" or "Holder"), in lawful money of the United States of America, the principal sum of [_________________] ($[___________]), together with interest (calculated on the basis of a year of 365 or 366 days, as applicable, and charged for the actual number of days elapsed) in arrears on the unpaid principal balance in the manner provided below. This Note has been executed and delivered pursuant to and in accordance with the terms and conditions of that certain Asset Purchase Agreement, dated June , 1998 (the "Agreement"), between the Payee and Maker (also referred to herein as the "Buyer"), and is subject to the terms and conditions of the Agreement until one year from the date hereof, which are until such date, by this reference, incorporated herein and made a part hereof. Capitalized terms used in this Note without definition shall have the respective meanings set forth in the Agreement.

                                   ARTICLE I

                                    PAYMENTS

         1.1      PAYMENTS OF INTEREST.

                  (a) This Note shall bear interest at the rate of six and one-half percent (6-1/2%) per annum, commencing on the date hereof, subject to adjustment as provided in Section 1.1(b) below. Accrued and unpaid interest shall be payable quarterly on each March 31, June 30, September 30, and December 31, commencing on June 30, 1998, until all principal and accrued and unpaid interest shall have been paid in full.
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                  (b)      Notwithstanding anything to the contrary contained
         herein, on or after an Event of Default (defined below) resulting from the failure to timely pay principal of or interest on this Note or on or after another Event of Default for which Payee has accelerated the maturity date (subject to any notice, grace and cure provisions provided herein), this Note shall bear interest at a rate per annum equal to two percent (2.0%) in excess of the rate that otherwise would be applicable hereunder, from the date of such Event of Default until paid in full.

         1.2 REPAYMENT OF PRINCIPAL. The principal amount of this Note shall be due and payable on __________, 2003. In addition, upon the occurrence of a Change of Control (as defined below) of the Maker or its successor, the Holder of this Note shall have ten (10) days from receiving Notice of Change of Control (as defined below) to require the Maker or its successor to repurchase all or a portion of this Note from the Holder hereof. Upon notice of such repurchase requirement, the Maker or its successor shall have ten (10) days within which to effect the repurchase and remit to the Holder hereof the repurchase price in immediately available funds. The repurchase price shall be equal to the entire principal amount of this Note or such fraction thereof as may be specified in the repurchase notice, plus accrued interest on the amount to be repurchased up to the date that the repurchase price is remitted to the Holder hereof. In the event Maker is not the successor, Maker shall as a condition to such transaction constituting a Change of Control require the successor to expressly assume all of Maker's obligations hereunder.

         A "Change of Control" shall be deemed to have occurred (and the Maker or its successor shall be required to give "Notice of Change of Control" to the holder hereof within ten (10) days of the occurrence of a Change of Control), if
(i) any "person" (as such term is used in the Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act")) is or becomes the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Maker or its successor representing 50% or more of the combined voting power of the outstanding securities of the Maker or its successor, or (ii) the equity holders of the Maker or its successor consummate (x) a merger or consolidation with any other entity or (y) an agreement or agreements for the sale or disposition, in a single transaction or series of related transactions, by the Maker or its successor of all or substantially all of its property and assets, provided that a Change of Control shall not be deemed to have occurred under clause (ii) above in the event that (i) the common stockholders of Nations received, and the Holder of this Note is entitled to receive upon conversion, shares of fully tradable common stock (without restriction under applicable securities laws) in the successor entity resulting from such merger or consolidation registered under a Registration Statement on Form S-4 under the Securities Act of 1933, as amended or (ii) the current beneficial owners of Maker's outstanding Common Stock immediately prior to such transaction beneficially own more than 50% of, respectively, the outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote for directors, as the case may be, of the corporation or entity resulting from such transaction.


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         1.3      MANNER OF PAYMENT. All payments of principal and interest on this Note shall be made by check at such place in the United States of America as Payee shall designate to Maker in writing or, at Maker's option, by wire transfer of immediately available funds to an account designated by Payee in writing. If any payment of principal or interest on this Note is due on a day which is not a Business Day (defined below), such payment shall be due on the next succeeding Business Day, and such extension of time shall be taken into account in calculating the amount of interest payable under this Note. "Business Day" means any day other than a Saturday, Sunday or legal holiday in the State of Florida.

         1.4 PREPAYMENT. After the date on which the closing price of the shares of Maker into which this Note is convertible has averaged more than 150% of the Conversion Price (defined below) for a period of thirty (30) or more consecutive trading days (the "Prepayment Date"), Maker may, without premium or penalty, at anytime and from time to time, upon ten (10) days prior written notice to Payee, prepay all or any portion of the outstanding principal balance due under this Note, provided that each such prepayment is accompanied by accrued interest on the amount of principal prepaid calculated to the date of such prepayment and provided further that Nations shall not call the Note unless the holders shall have the right and ability to sell all of the Nation's Common Stock into which the Note would be converted in one or more open market transactions, such transactions subject to any restrictions imposed by applicable law, or a private sale arranged by Nations at as price and on terms satisfactory to the holders. Prior to the Prepayment Date, Maker shall not be entitled to prepay any portion of the outstanding principal balance due under this Note.

         1.5 RIGHT OF SET-OFF. Maker shall have the right to withhold and set-off against any amount due hereunder the amount of any claim for Indemnifiable Damages to which Maker may be entitled under the Agreement as set forth below. Prior to __________, 1999, Maker shall have the right to set-off against this Note the amount of its Indemnifiable Damages with such set-off limited to $2,000,000 prior to ___________, 1998, and $700,000 to June 30, 1999, after which time Maker shall have no set-off rights.

         1.6 CONVERSION. Subject to and upon compliance with the provisions of the Agreement, if Maker completes an IPO (as defined below), then the holder of this Note shall be entitled, at the holder's option, at any time on or before the close of business on December 31, 2002 to convert the principal amount of this Note (or any portion of the principal amount hereof which is $1,000.00 or any integral multiple thereof), at the principal amount hereof, or of such portion, into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/1000 of a share) of common stock of Maker at a conversion price equal to the initial public offering price of such shares ("Conversion Price") (or, if, prior to completion of an IPO, Maker is merged into or otherwise acquired by or converted into an already existing, publicly held entity ("New Entity"), at a conversion price equal to the average closing price of the shares of the New Entity for twenty (20) trading days following the merger) (the "Conversion Price"). If such merger or acquisition shall take place after completion of the IPO, the holder of this Note shall be entitled, similarly, to convert such


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principal amount into shares of New Entity, the number of which shares shall be that number of shares of New Entity which the holder would have received if he had exercised his option of conversion into shares of Maker immediately prior to such merger. In the event of any such merger or acquisition involving Maker, Maker shall notify the holder hereof no less than ten (10) days prior to the effective date of such merger or acquisition of such proposed merger or acquisition. The holder shall surrender this Note, duly endorsed or assigned to Maker or in blank, to Maker at its office or agency at the address provided in writing by Maker, accompanied by written notice to Maker that the holder hereof elects to convert this Note, or if less than the entire principal amount hereof is to be converted, the portion hereof to be converted. No payment or adjustment is to be made on conversion for dividends on the common stock issued on conversion if the conversion occurs after the record date for such dividend. On the date of conversion, Maker shall pay to holder all interest relating to the principal amount of the Note through the date of such conversion. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest the Seller shall pay a cash adjustment. In addition, in case of certain consolidations or mergers to which Maker is a party or the transfer of substantially all of the assets of Maker, this Note, if then outstanding, will be convertible thereafter, during the period this Note shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon the consolidation, merger or transfer by a holder of the number of shares of common stock into which this Note might have been converted immediately prior to such consolidation, merger or transfer (assuming such holder of common stock failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of non-electing shares). As used herein, "IPO" shall mean an underwritten public offering of shares of the common stock of Maker registered under the Securities Act of 1933, as amended. If the Maker or the New Entity (i) declares a dividend or makes a distribution on its outstanding shares in the form of additional shares, (ii) subdivides or reclassifies its outstanding shares into a greater or lesser number of shares, or (iii) combines or reclassifies its outstanding shares, then an adjustment shall be made so that (i) the number of shares that may be acquired through a conversion shall be increased or decreased proportionately, as the case may be, and (ii) the Conversion Price shall be increased or decreased proportionately, as the case may be, without changing the aggregate value of the shares of common stock into which this Note is convertible, effective upon the date of such event. Such adjustment shall be made successively whenever any event specified above shall occur.

                                   ARTICLE II

                                    DEFAULTS

         2.1 EVENTS OF DEFAULT. The occurrence and continuance of any one or more of the following events with respect to Maker shall constitute an event of default hereunder ("Event of Default"):

                  (a) If Maker shall fail to pay (i) when due, any payment of principal or interest on this Note and such failure continues for ten (10) days after Payee notifies Maker thereof


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         in writing or (ii) when due, any payment of principal and interest in the event Holder exercises its repurchase right hereunder upon a Change of Control;

                  (b) If, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a "Bankruptcy Law"), Maker shall (i) commence a voluntary case or proceeding; (ii) consent to the entry of an order for relief against it in an involuntary case; (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (iv) make an assignment for the benefit of its creditors; or
         (v) admit in writing its inability to pay its debts as they become due;

                  (c) If a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against Maker in an involuntary case, (ii) appoints a trustee, receiver, assignee, liquidator or similar official for Maker or substantially all of Maker's properties, or (iii) orders the liquidation of Maker, and in each case the order or decree is not dismissed within 120 days; or

                  (d) Any other breach of the terms of this Note and such breach continues for ten (10) days after Payee notifies Maker thereof in writing.

         2.2 NOTICE BY MAKER. Upon the occurrence of an Event of Default hereunder (unless all Events of Default have been waived by Payee or cured), Payee may, at its option, (i) by written notice to Maker, declare the entire unpaid principal balance of this Note, together with all accrued interest thereon, immediately due and payable regardless of any prior forbearance, and
(ii) exercise any and all rights and remedies available to it under applicable law, including, without limitation, the right to collect from Maker all sums due under this Note. Maker shall pay all reasonable costs and expenses incurred by or on behalf of Payee in connection with Payee's exercise of any or all of its rights and remedies under this Note, including, without limitation, reasonable attorneys' fees.

                  Notwithstanding the above, if an Event of Default has occurred under this Note and such Event of Default results in a default under the Senior Indebtedness (defined in Section 3 below) or a default under the Senior Indebtedness otherwise exists, then for so long as any Senior Indebtedness remains unpaid, the Payee shall not commence or join with any creditor of Maker in commencing any proceedings to collect or enforce its rights hereunder until the earlier of (x) 180 days from the occurrence of such Event of Default, and
(y) the date, if any, on which such default is waived by the holder or holders of the Senior Indebtedness to which such default relates; provided, however, that notwithstanding such forbearance of the commencement of proceedings with respect to an Event of Default, such Event of Default shall nevertheless be an Event of Default for all other purposes of this Note and Payee shall be entitled to pursue all other remedies other than the commencement of proceedings under the circumstances set forth in this paragraph.


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                                   ARTICLE III

                     NOTE SUBORDINATE TO SENIOR INDEBTEDNESS

         3.1 SENIOR INDEBTEDNESS. Anything in this Note to the contrary notwithstanding, Maker covenants and agrees, and Payee likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this
Section 3, the indebtedness represented by this Note and the payment of principal of and interest on this Note and other amounts owed by Maker under this Note are hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash of all Senior Indebtedness (defined below), including any interest accruing after the occurrence of an Event of Default, whether or not such interest is an allowed claim enforceable against the debtor in a case brought under the United States Bankruptcy Code (the "Bankruptcy Code"). "Senior Indebtedness" means the principal of (and premium, if any) and interest on (i) all indebtedness, public or private, of Maker for money borrowed, whether outstanding on the date of this Note or thereafter created, assumed or incurred, except (A) such indebtedness as is by its terms expressly stated to be not superior in right of payment to this Note or to rank pari passu with this Note, (B) all notes issued in connection with the acquisition of any business, properties, stock or assets to the seller of such business, properties, stock or assets, which shall rank pari passu with this Note unless otherwise expressly stated to be not superior or superior in right of payment to this Note, and (C) this Note, and (ii) any deferrals, renewals, increases or extensions of any such Senior Indebtedness, and (iii) any fees, costs, enforcement expenses (including legal fees and disbursements), collateral protection expenses and other reimbursement or indemnity obligations relating to Senior Indebtedness. The term "indebtedness of Maker for money borrowed" means any obligation of, or any obligation guaranteed by, Maker for the repayment of money borrowed, whether or not evidenced by bonds, debentures, notes or other written instruments, any capitalized lease obligation and any deferred obligation for payment of the purchase price of any property or assets. Payee agrees to furnish any holder of Senior Indebtedness upon request a subordination agreement that contains reasonably customary subordination provisions, including the priority rights of Payee and the holder of the Senior Indebtedness and prohibits payments to Payee that would cause a default under the Senior Indebtedness.

         3.2 PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC. In the event of (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to maker or to its creditors, as such, or to its assets, or
(ii) any liquidation, dissolution or other winding up of Maker, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of Maker, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, then and in any such event:

                  (a) the holders of Senior Indebtedness shall be entitled to receive payment in full in cash of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision shall be made for such payment in accordance with the instruments governing such Senior Indebtedness, before Payee is entitled to receive any payment on account of principal


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         of (or premium, if any) or interest on this Note or other amounts owed by Maker under this Note;

                  (b) any payment or distribution of assets or securities of Maker of any kind or character, whether in cash, property or securities, to which Payee would be entitled but for the provisions of this Section 3, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of Maker being subordinated to the payment of this Note (except for any such payment or distribution (x) authorized by an order or decree giving effect, and stating in such order or decree that effect is given, to the subordination of this Note to the Senior Indebtedness, and made by a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law, or (y) of securities that are subordinated, to at least the same extent as this Note, to the payment in full in cash of all Senior Indebtedness then outstanding), shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver of liquidating trustee or otherwise, directly to the holders of the Senior Indebtedness or their representative or representatives, ratably according to the aggregate amounts remaining unpaid on the Senior Indebtedness, for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full in cash, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness; and

                  (c) in the event that, notwithstanding the foregoing provisions of Section 3, Payee shall have received any such payment or distribution of assets or securities of Maker of any kind or character, whether in cash, property or securities (other than payments or distributions (x) authorized by an order or decree giving effect to the subordination of this Note to the Senior Indebtedness, or (y) of securities that are subordinated to the payment in full in cash of all Senior Indebtedness, all as described in Section 3.2(b) above), including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of Maker being subordinated to the payment of this Note, before all Senior Indebtedness is paid in full in cash or payment thereof provided for, then and in such event such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of the Senior Indebtedness or their representative or representatives, ratably according to the aggregate amount remaining unpaid on the Senior Indebtedness, for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full in cash, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

                  (d) in the event that Payee fails to, in a timely manner and to the fullest extent possible, (i) file or cause to be filed such proofs of claim and other papers or documents as may be necessary or advisable to have the claims under this Note allowed at any meeting of creditors or in any proceeding referred to in this Section 3.2 or (ii) enforce claims under this


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         Note, by proof of debt, proof of claim, or otherwise, the holders of the Senior Indebtedness shall be entitled and are authorized to so file and/or enforce either in Payee's name or in the name or names of any holder of the Senior Indebtedness.

                  (e) Payee shall retain the right to vote and otherwise act with respect to the claims under this Note (including, without limitation, the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension), provided that Payee shall not vote with respect to any such plan or take any other action in any way so as to (i) contest the validity of any Senior Indebtedness or any collateral therefor or guaranties thereof, (ii) contest the relative rights and duties of any holders of any Senior Indebtedness established in any instruments or agreements creating or evidencing any of the Senior Indebtedness with respect to any of such collateral or guaranties, or (iii) contest Payee's obligations and agreements set forth in this Section 3.

                  The consolidation of Maker with, or the merger of Maker into, another corporation or the liquidation or dissolution of Maker following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another corporation shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of Maker for the purposes of this Section 3.

         3.3      NO PAYMENT WHEN SENIOR INDEBTEDNESS IN DEFAULT.

                  (a) In the event of and during the continuation of any default in the payment of any Senior Indebtedness beyond any applicable grace period with respect thereto ("payment default"), then no payment shall be made by or on behalf of Maker on this Note until the date, if any, on which such default or event of default is waived by the holders of such Senior Indebtedness or otherwise cured or has ceased to exist or the Senior Indebtedness to which such default or event of default relates is discharged by payment in full in cash.

                  (b) In the event that any other event of default with respect to any Senior Indebtedness shall have occurred and be continuing that permits the holders of such Senior Indebtedness (or a trustee on behalf of such holders) to declare such Senior Indebtedness due and payable prior to the date on which it would otherwise have become due and payable, and upon receipt by Maker and Payee of written notice (the "Payment Notice") from a representative for, or the holder of, any Senior Indebtedness, then no payment shall be made by or on behalf of Maker on this Note until the earlier of (x) 179 days after the date on which such Payment Notice shall have been received and (y) the date, if any, on which such default or event of default is waived by the holders of the Senior Indebtedness to which such default or event of default relates is discharged by payment in full in cash (a "Blockage Period"). Not more than two Blockage Periods may be commenced during any period of 360 consecutive days. No event of default that existed or was continuing (it being acknowledged that any subsequent action that would give rise to an event of default pursuant to any provision under which an event of default previously existed or was continuing shall


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         constitute a new event of default for this purpose) on the date of the commencement of any Blockage Period with respect to the Senior Indebtedness initiating such Blockage Period shall be, or shall be made, the basis for the commencement of a second Blockage Period by the representative for, or the holders of, such Senior Indebtedness whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days. Any such failure to make a payment on this Note shall not be construed as preventing the occurrence of an Event of Default under this Note. Any payment permitted hereunder after a Blockage Period of amounts owed to the holders of this Note during a Blockage Period shall be deemed a cure of any Event of Default caused by any such delayed payment. Notwithstanding any other provision contained herein, during all times in which Maker's senior credit facility, dated March 18, 1998 with BankBoston, N.A., as agent and LaSalle National Bank, as documentation agent, and the lenders identified therein, or any restatement, amendment, supplement or modification thereof or any replacement facility thereof (the "Senior Bank Facility") is in effect or the lenders thereunder have any obligations to make loans or extend credit to Maker or its subsidiaries, the only holder of Senior Indebtedness entitled to exercise its rights under Section 3.2(d) and this Section 3.3(b) shall be the agent under the Senior Bank Facility.

         In the event that, notwithstanding the foregoing, any payment or distribution shall be received by Payee in contravention of the provisions of this Section 3, then and in such event such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of the Senior Indebtedness or their representative or representatives, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness, for application to the Senior Indebtedness or to be held as collateral for, the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full in cash, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

         The provisions of this Section 3.3 shall not apply to any payment with respect to which Section 3.2 would be applicable.

         3.4      PAYMENT PERMITTED IF NO DEFAULT. Nothing contained in this
Section 3 or elsewhere in this Note shall prevent Maker, at any time except under the circumstances described in Section 3.1 or under the conditions described in Section 3.2, from making regularly scheduled payments at any time of principal of (and premium, if any) or interest on this Note or other amounts owed by Maker under this Note.

         3.5 SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS; MARSHALING. No payment or distributions to the holders of Senior Indebtedness or their representatives pursuant to the provisions of this Section 3 shall entitle Payee to exercise any right of subrogation in respect thereof until the Senior Indebtedness shall have been paid in full. Payee further waives any and all rights with respect to marshaling.


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         3.6      PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS. The provisions of this Section 3 are intended solely for the purpose of defining the relative rights of Payee on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Note is intended to or shall (a) impair, as among Maker, its creditors other than holders of Senior Indebtedness and Payee, the obligation of Maker, which is absolute and unconditional, to pay to Payee the principal of (and premium, if any) and interest on this Note as and when the same shall become due and payable in accordance with its terms; or (b) affect the relative rights against Maker of Payee and creditors of Maker other than the holders of Senior Indebtedness; or (c) prevent Payee from exercising all remedies otherwise permitted by applicable law or this Note upon default under this Note, subject to the rights, if any, under this Section 3 and Section
2.1 of the holders of the Senior Indebtedness.

         3.7 NO WAIVER OF SUBORDINATION PROVISIONS. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Maker or by any act or failure to act, in good faith, by any such holder, or by noncompliance by Maker with the terms, provisions of and covenants of this Note, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

         3.8 NOTICE TO PAYEE. Maker shall give prompt written notice to Payee of any fact known to Maker which would prohibit the making of any payment to or by Payee in respect of this Note. Notwithstanding the provisions of this
Section 3 or any other provision of this Note, Payee shall not be charged with the knowledge of the existence of any facts which would prohibit the making of any payment to or by Payee in respect of this Note, unless and until Payee shall have received written notice thereof from Maker or holder of Senior Indebtedness or from any trustee, fiduciary or agent therefor.

         3.9 RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT. Upon any payment or distribution of assets or securities of Maker referred to in Section 3.2, Payee shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to Payee, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of Maker, the amount thereof or payment thereof, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 3.

         3.10 FREEDOM OF DEALING. Payee agrees, with respect to the Senior Indebtedness and any and all collateral therefor or guaranties thereof, that Maker and the holders of the Senior Indebtedness may agree to increase the amount of the Senior Indebtedness or otherwise modify the terms of any of the Senior Indebtedness, and the holders of the Senior Indebtedness may grant extensions of the time of payment or performance to and make compromises, including releases of


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collateral or guaranties, and settlements with Maker and all other persons, in each case without the consent of Payee or Maker and without affecting the agreements of Payee or Maker contained in this Note; provided, however, that nothing contained in this Section 3.10 shall constitute a waiver of the right of Maker itself to agree or consent to a settlement or compromise of a claim which any holder of the Senior Indebtedness may have against Maker.

         3.11 DEFENSE TO ENFORCEMENT. If Payee, in contravention of the terms of this Note, shall commence, prosecute or participate in any suit, action or proceeding against Maker, then Maker may interpose as a defense or plea the provisions of this Section 3, and any holder of the Senior Indebtedness may intervene and interpose such defense or plea in its name or in the name of Maker. If Payee, in contravention of the terms of this Section 3, or the last paragraph of Section 2.2, shall attempt to collect under this Note or enforce any provisions of this Note, then any holder of the Senior Indebtedness or Maker may restrain the enforcement thereof in the name of such holder of the Senior Indebtedness or in the name of Maker.

         3.12 REINSTATEMENT OF SUBORDINATION. To the extent that Maker or any guarantor of or provider of collateral for the Senior Indebtedness makes any payment on the Senior Indebtedness that is subsequently invalidated, declared to be fraudulent or preferential or set aside or is required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or reorganization act, state or federal law, common law or equitable cause (such payment being hereinafter referred to as a "Voided Payment"), then to the extent of such Voided Payment, that portion of the Senior Indebtedness that had been previously satisfied by such Voided Payment shall be revived and continue in full force and effect as if such Voided Payment had never been made. In the event that a Voided Payment is recovered from any holder of the Senior Indebtedness, a default in the payment of the relevant Senior Indebtedness shall be deemed to have existed and to be continuing from the date of such holder of the Senior Indebtedness' initial receipt of such Voided Payment until the full amount of such Voided Payment is restored to such holder of the Senior Indebtedness. During any continuance of any such payment default, this Section 3 and the last paragraph of Section 2.2 shall be in full force and effect with respect to the obligations hereunder.

         3.13 AMENDMENTS; LIENS. The provisions of this Section 3 and the last paragraph of Section 2.2 may not be amended or waived without the written agreement of Maker, the agent under the Senior Bank Facility and Payee. Payee will not, without the prior written consent of all the holders of the Senior Indebtedness, take or receive any security interest, lien, mortgage or other encumbrance on any assets of Maker or its subsidiaries.

                                   ARTICLE IV

                                  MISCELLANEOUS

         4.1 WAIVER. The rights and remedies of Payee under this Note shall be cumulative and not alternative. No waiver by Payee of any right or remedy under this Note shall be effective unless in a writing signed by Payee. Neither the failure nor any delay in exercising any right, power or


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privilege under this Note will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege by Payee will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law: (a) no claim or right of Payee arising out of this Note can be discharged by Payee, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing, signed by Payee; (b) no waiver that may be given by Payee will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on Maker will be deemed to be a waiver of any obligation of Maker or of the right of Payee to take further action without notice or demand as provided in this Note. Maker hereby waives presentment, demand, protest and notice of dishonor and protest.

         4.2 NOTICES. Any notice required or permitted to be given hereunder shall be given in accordance with Section 13.1 of the Agreement.

         4.3 SEVERABILITY. If any provision in this Note is held invalid or unenforceable by any court of competent jurisdiction, then the other provisions of this Note shall remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.

         4.4 GOVERNING LAW. This Note shall be governed by the laws of the State of Florida without regard to conflicts of laws principles.

         4.5 PARTIES IN INTEREST. This Note shall bind Maker and its successors and assigns. This Note shall not be assigned or transferred by Payee without the express prior written consent of Maker, except by will or other transfer upon the death of Holder, in default thereof, by operation of law. This Note may not be assigned by the Maker without the prior written consent of the Holder, except upon a merger or acquisition to the extent permitted herein. Notwithstanding the above, after one year from the date hereof, the holder of this Note shall be entitled to pledge all or any portion of this Note as collateral (and such financial institution shall be entitled to receive an assignment of all or such portion of this Note without the consent of Maker) to a financial institution, provided that (i) the financial institution to whom this Note is pledged agrees to assume the obligations of the Holder hereof, and
(ii) the financial institution to whom this Note is pledged is not an affiliate of an entity engaged in the short-term heavy equipment rental business.

         4.6 SECTION HEADINGS, CONSTRUCTION. The headings of Sections in this Note are provided for convenience only and shall not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Note unless otherwise specified. All words used in this Note shall be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the words "hereof" and "hereunder" and similar references refer to this Note in its entirety and not to any specific section or subsection hereof.


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         IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the date first stated above.

                                 NATIONSRENT, INC., a Delaware corporation


                                 By:
                                    --------------------------------------------
                                      Gene J. Ostrow, Senior Vice President and
                                      Chief Financial Officer








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